UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2016

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55008	47-4180540
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4045 Sheridan Avenue, Suite 239 Miami, FL	33140
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 370-0482

N/A

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: 646.502.5900

F: 646.826.9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On February 23, 2016, Biotech Products Services and Research, Inc., a Nevada corporation (the "Company"), received a Notice of Termination (the "Notice") from Amnio Technology, LLC, a Delaware limited liability company ("Amnio Technology"), that it was terminating that certain Distribution Agreement, dated August 11, 2015 (the "Distribution Agreement"), between BD Source and Distribution Corp., a Florida corporation and a wholly-owned subsidiary of the Company ("BD Source" or the "Distributor"), and Amnio Technology, effective immediately (the "Termination Date").

Amnio Technology is engaged in the business of human tissue procurement, processing and distribution to customers and third party distributors. Pursuant to the Distribution Agreement, Amnio Technology had engaged BD Source in connection with the marketing, sales and distribution of certain of Amnio Technology' products (the "Products").

In the Notice, Amnio cited that it was terminating the Distribution Agreement due to BD Source's non-payment of the outstanding balance of $4,815.35 pursuant to the terms of the Distribution Agreement. BD Source has since paid such balance and believes that it does not owe anything further to Amnio Technology under the Distribution Agreement.

Pursuant to Section 5.5(a) of the Distribution Agreement, upon its termination, the Distribution Agreement shall have no effect except that (i) the provisions regarding Articles 5 (Term and Termination), 6 (Dispute Resolution), 7 (Confidentiality) 8 (Regulatory Compliance) and 9 (Representation of the Parties) and Section 10.1 (Force Majeure) apply; (ii) payment obligations that have accrued and have been invoiced prior to the date of termination shall remain due and payable in accordance with the terms of the Distribution Agreement; (iii) payment obligations that have accrued but have not been invoiced as of the date of termination shall be invoiced and paid in full within thirty (30) days of receipt of such invoice; (iv) except as set forth in Section 5.5(b), all rights and licenses granted by Amnio Technology to BD Source shall immediately cease; (v) all rights and licenses granted by BD Source to Amnio Technology shall immediately cease; and (vi) except as otherwise set forth in the Distribution Agreement, neither party shall be relieved from liability for any breach of any representation, warranty, or agreement hereunder occurring prior to such termination. Section 5.5(b) provides, (i) that upon the termination of the Distribution Agreement, BD Source shall have one (l) year to dispose of any Product remaining in its inventory at such time, provided, that BD Source may only dispose of such Product at commercially reasonable prices, (ii) any Product remaining in BD Source's inventory after the one year post-termination period shall be destroyed at BD Source's expense and BD Source shall certify to such destruction; and (iii) any Product to be destroyed, and all wastes resulting therefrom, shall be destroyed in accordance with the laws.

Pursuant to Section 9.6(a) of the Distribution Agreement, Amnio Technology has agreed to defend, indemnify, and hold harmless BD Source and its affiliates and successors, and its and their respective officers, directors, employees, distributors, representatives, and agents (collectively, "Distributor Indemnitees") for, from, and against all claims, demands, actions, damages, costs, and expenses, including reasonable attorneys' fees, brought or incurred by a third party to the extent caused by (i) a material breach by Amnio Technology of any representation, warranty, or covenant made by it pursuant to the Distribution Agreement, (ii) any actual or alleged defect in the Product, but only to the extent that such defect is not the result of an act or omission by a Distributor Indemnitee, (iii) any actual or alleged willful misconduct or gross negligence of any Amnio Indemnitee (as defined below); or (iv) the violation of any applicable laws, rules, regulations, or standards.

Pursuant to Section 9.6(b) of the Distribution Agreement, BD Source has agreed to defend, indemnify, and hold harmless Amnio Technology and its affiliates and successors, and its and their respective officers, directors, employees, and agents (collectively, "Amnio Indemnitees") for, from, and against all claims, demands, actions, damages, costs, and expenses, including reasonable attorneys' fees, brought or incurred by a third party to the extent caused by (i) a material breach by BD Source of any representation, warranty, or covenant made by it pursuant to this Agreement, (ii) any actual or alleged defect in any product sold by BD Source that incorporates the Product, but only to the extent that such defect is not the result of an act or omission by a Amnio Indemnitee; (iii) any actual or alleged willful misconduct or gross negligence of a Distributor Indemnitee, or (iv) the violation of any applicable laws, rules, regulations, or standards.

2

Also, pursuant to Section 2.9 (Restrictive Covenants) of the Distribution Agreement, BD Source remains bound by the restrictive covenants in the Distribution Agreement until the first anniversary of the Termination Date which prohibit BD Source from (i) engaging in the promotion, marketing, distribution of any Amnion-based Product (defined as any product derived, in whole or in part (whether membrane, fluid, tissue, or cells), from human amnion, chorionic, placental membrane, umbilical cord or other afterbirth or human fetal material) without Amnio Technology's prior written consent, which consent may be withheld in Amnio Technology's sole and absolute discretion; (ii) soliciting the employment or encouraging any employee to terminate his/her employment with Amnio Technology; or (iii) soliciting any actual or prospective customers or clients of Amnio Technology with whom BD Source had worked or solicited as a distributor for Amnio Technology for the purpose of soliciting or selling such customer any products identical, similar or related to the products that BD Source distributed on behalf of Amnio Technology.

The Company's Current Report on Form 8-K filed on September 4, 2015 (the "Original Report") inadvertently misstated that BD Source was engaged by Amnio Technology under the Distribution Agreement as Amnio Technology's exclusive distributor of the Products in the territory "which is worldwide." Pursuant to the Distribution Agreement, the term "territory" was to be defined on Exhibit C to the Distribution Agreement. However, the definition of "territory" on Exhibit C to the Distribution Agreement was inadvertently omitted. Regardless, even if the territory was deemed to be worldwide, any such exclusivity would have automatically been terminated on September 11, 2015 due to the fact that BD Source did not purchase a sufficient amount of Products to satisfy the Exclusivity Threshold under Section 2.1 of the Distribution Agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.:	Description:
10.1*	Distribution Agreement, dated as of August 11, 2015, between Amnio Technology, LLC and BD Source and Distribution Corp.

_____________

*Filed as Exhibit 10.1 filed by the Company on September 4, 2015 and incorporated by reference herein.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

Dated: March 21, 2016	By:	/s/ Albert Mitrani
Albert Mitrani
President and Chief Executive Officer
(Principal Executive Officer)

4